EXHIBIT 10.1

THE TRADE DESK, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of February 9, 2016, by and among (i) The Trade Desk, Inc., a Delaware corporation (the “Company”), (ii) the parties listed under the heading “Investors” on Exhibit A hereto (each, an “Investor” and together, the “Investors”) and (iii) the parties listed under the heading “Founders” on Exhibit A hereto (each, a “Founder” and together the “Founders”).

In connection with the sale of its Series B Preferred Stock, the Company entered into an Amended and Restated Investors’ Rights Agreement (the “Prior Agreement”) dated as of February 6, 2014 with certain of its investors (the “Prior Investors”) and the Founders (as defined in the Prior Agreement).

The Company and certain of the Investors are parties to a Series C Preferred Stock Purchase Agreement dated as of February 9, 2016 (the “Purchase Agreement”).  In connection therewith, and as a condition thereto, the undersigned are executing and delivering this Agreement which sets forth certain rights of the Investors with respect to the registration of Company securities, participation in subsequent financings and the other matters set forth herein.

Section 3.4 of the Prior Agreement provides that the Prior Agreement may be amended as contemplated hereby with the consent of the Company (i) and the Requisite Holders (as that term is defined in the Prior Agreement); and (ii) the Major Investors holding a majority of the Registrable Securities held by the Major Investors (as those terms are defined in the Prior Agreement).  The undersigned hold such majorities and, accordingly, this Agreement amends and restates the Prior Agreement and is binding on each of the Investors, including those who have not executed this Agreement.

AGREEMENT

The parties hereby agree as follows:

1.                                      Registration Rights.  The Company and the Investors covenant and agree as follows:

1.1                               Definitions.

(a)                                 The term “Affiliated Fund” means, with respect to a Holder that is a venture capital fund or other investment fund organized as a limited liability company, partnership or other entity, a fund or entity managed by the same manager or managing member or general partner or management company or investment adviser or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or investment adviser or any general partner, managing member, officer or director of such Holder.

(b)                                 The term “business day” means a day other than a Saturday, a Sunday or a day on which banks in California are required by law to be closed.

(c)                                  The term “Common Stock” means the Company’s Common Stock.

(d)                                 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(e)                                  The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(f)                                   The term “Founder’s Stock” means Common Stock held by the Founders.

(g)                                  The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(h)                                 The term “initial public offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(i)                                     The term “Major Investor” means any Investor who holds at least 5,000,000 shares of Common Stock issued or issuable upon conversion of Preferred Stock (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like); provided, however, that each of the Wellington Investors (as defined below) shall be deemed a Major Investor so long as it holds any shares of the Company’s capital stock.  A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds, and shares held by Affiliated Funds shall be aggregated for purposes of satisfying the share threshold set forth above.

(j)                                    The term “Person” any individual, corporation, partnership, trust, limited liability company, association or other entity.

(k)                                 The term “Preferred Director” shall have the meaning given to it in the Company’s Certificate of Incorporation.

(l)                                     The term “Preferred Stock” means the Company’s Preferred Stock, including without limitation the Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(m)                             The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Certificate of Incorporation as such Certificate of Incorporation may be amended from time to time.

(n)                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(o)                                 The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock (including any Preferred Stock acquired by an Investor after the date hereof) held by the Investors, (ii) the Founder’s Stock; provided, however that the Founder’s Stock shall not be deemed to be Registrable Securities, and the Founders shall not be deemed to be Holders, for purposes of Sections 1.2 (Request for Registration), 1.4 (Form S-3 Registration), 1.11 (Assignment of Registration Rights), 1.12 (Limitations on Subsequent Registration Rights) or 3.4 (Amendments and Waivers), and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in

(i) or (ii); excluding in all cases any Registrable Securities sold by a Person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.14 below.

(p)                                 The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(q)                                 The term “Requisite Holders” means the holders of at least 50% of the Common Stock issued or issuable upon conversion of the Preferred Stock.

(r)                                    The term “SEC” means the Securities and Exchange Commission.

(s)                                   The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(t)                                    The term “Series A Preferred Stock” refers collectively to the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock.

(u)                                 The term “Wellington” means Wellington Management Company LLP and any successor or affiliated registered investment adviser to the Wellington Investors.

(v)                                 The term “Wellington Investors” means any Investors advised or subadvised by Wellington or one of its affiliates as of the date hereof.

1.2                               Request for Registration.

(a)                                 If the Company shall receive at any time after the earlier of (i) May 10, 2018, or (ii) six months after the effective date of the Company’ initial public offering, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a Form S-1 registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within 10 days of receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), as soon as reasonably practicable (and in any event within 60 days of the date of the Initiating Holders’ request) file a Form S-1 registration statement under the Securities Act covering all Registrable Securities which the Initiating Holders request to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given.

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder provided, however, that no Registrable Securities held by the Holders shall be excluded from such underwriting unless all other securities are first entirely excluded from such underwriting.  Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act).

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)                                     After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)                                  During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii)                               If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or

(iv)                              In any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration,

unless the Company is already qualified to do business or subject to service of process in such jurisdiction.

A registration statement shall not be counted as a registration under this Section 1.2(i) if the Company includes any shares in such registration (in which case it shall be treated as a registration pursuant to Section 1.3 below); and (ii) until such time as the registration statement has been declared effective by the SEC (unless the Initiating Holders withdraw their request for such registration, other than as a result of information concerning the business or financial condition of the Company which was made known to the Initiating Holders after the date on which such registration was requested, and elect not to pay the registration expenses therefor pursuant to Section 1.7) and the Holders requesting to be included in such registration statement are able to sell at least 50% of the total number or Registered Securities requested to be included in such registration statement.

1.3                               Company Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice following the initial filing of such registration.  Upon the written request of each Holder given within 15 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of subsection (b) below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) provided, however that (i) in no event shall the amount of securities of the selling Holders included in the offering be reduced below 33% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included; (ii) in no event shall any Registrable Securities held by an Investor be excluded until all Registrable Securities held by the Founders have first been entirely excluded; and (iii) in no event shall any securities held by any Holder be excluded until all securities held by any selling shareholder other than a Holder have first been entirely excluded.  For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a venture capital fund or other investment fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4                               Form S-3 Registration.  In case the Company shall receive a written request from any Holder or Holders for registration of Registrable Securities having an aggregate value of not less than $1,000,000 (based on the public market price on the date of such request) on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                 as soon as reasonably practicable, and in any event within 10 days of the date of such request, give written notice of the proposed registration to all other Holders; and

(b)                                 as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:  (i) if Form S-3 is not available for such offering by the Holders; (ii)  if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act); (iii) if the Company has, within the 12-month period preceding the date of such request, already effected two registration on Form S-3 for the Holders pursuant to this Section 1.4; (iv) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (v) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c)                                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this

Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 In the case of Sections 1.2 and 1.4 only, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 12 months or until the distribution described in such registration statement is completed, if earlier; provided that such 12-month period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such registration at the request of an underwriter of the Company’s securities);

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 Use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already qualified to do business or subject to service of process in that jurisdiction;

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)                                   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed;

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)                                     Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)                                    After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(k)                                 Use all commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6                               Information From Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, shall be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration (i) proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of no less than 50% of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were to be included in such registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 provided, however that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of the request and have withdrawn the request with reasonable promptness after becoming aware of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights under Sections 1.2 and (ii) in the case of registration under Section 1.4 if the Company has already paid for such expenses of registration with respect to two (2) registrations on Form S-3.

1.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and the partners, members, officers, directors, and stockholders of each such Holder, legal counsel, accountants and investment advisers for each such Holder any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, as they occur, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person or other aforementioned Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling Person or other aforementioned Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person or other aforementioned Person.

(b)                                 To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 solely to the extent that the indemnifying party has been damaged thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(d), when combined with amounts paid or payable by such Holder pursuant to Subsection 1.9(b), exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Unless suspended by the underwriting agreement, the obligations of the Company and the selling Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise shall survive the termination of this Agreement.

1.10                        Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep adequate current public information available, as those terms are understood and defined in SEC Rule 144, at all times after the first registration statement filed by the Company for the offering of its securities to the public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                                 take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after it is subject to such requirements), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) who is acquiring at least 50% of the shares of Preferred Stock or Registrable Securities held by the transferring or assigning Holder; (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, or (iii) that is an Affiliated Fund, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company.

1.12                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed pursuant to Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 3.12.

1.13                        Lock-Up Agreement.

(a)                                 Lock-Up.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such initial public offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company held immediately prior to the effectiveness of the Registration Statement for such offering (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days or such longer period of time as may be required to comply with Rule 2711 of the Financial Industry Regulatory Authority, Inc. (or any successor rule thereto)) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)                                 Limitations. The provisions of Section 1.13(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or, for purposes of clarity, the sale of any shares acquired in the Company’s initial public offering or in the open market following such initial public offering.  Furthermore, the provisions of Section 1.13(a) shall be applicable to the Holders only if all officers and directors of the Company and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (assuming full conversion of all Preferred Stock) are subject to substantially similar restrictions.  If any of the obligations described in Section 1.13(a) are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), such obligations shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder.

(c)                                  Underwriters Are Beneficiaries.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 1.13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

(c)                                  Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other Person subject to the restrictions described in Section 1.13(a)).

(d)                                 Transferees Bound.  Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.13, provided that this Section 1.13(d) shall not apply to transfers pursuant to a registration statement.

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) when all of such Holder’s Registrable Securities could be sold without restriction under Rule 144(b)(1)(i) within a ninety (90) day period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1); (ii) the fifth anniversary of the Company’s initial public offering or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.                                      Covenants of the Company

2.1                               Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm selected by the Board of Directors with the approval of a majority of the Preferred Directors, provided, however, that the Board of Directors, including a majority of the Preferred Directors, may waive the audit requirement for any fiscal year;

(b)                                 as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors with the approval of a majority of the Preferred Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(d)                                 such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1 to provide information that (i) the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement in form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 2.1 to the contrary, (i) the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective; and (ii) the Company need not provide any information set forth in this Section 2.1 to a Major Investor reasonably deemed by the Company’s Board of Directors to be a competitor of the Company; it being understood and agreed that no Wellington Investor shall be deemed a competitor of the Company.

2.2                               Inspection.  The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company’s Board of Directors to be a competitor of the Company) and its accountants, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar proprietary and confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.3                               Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or equity or debt securities convertible into or exercisable for any shares of, any class of the Company’s capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)                                 The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the rights, privileges, preferences and restrictions of the Shares, (iii) the number of such Shares to be offered, (iv) the identity of the Persons (if known) to which or with which the Shares are to be offered, issued, sold, and (v) the price and other terms, if any, upon which it proposes to offer such Shares.

(b)                                 Within 15 business days after delivery of the RFO Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the Common Stock then held by such Major Investor bears to the total Common Stock of the Company then outstanding, assuming in each case the conversion or exercise of any securities convertible or exercisable into Common Stock.  Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing on substantially the same terms.  The Company shall promptly, in writing, inform each Major Investor that purchases all the Shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then held by all Fully Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities held by them).

(c)                                  The Company may, during the 90-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)                                 The right of first offer in this Section 2.3 shall not be applicable to:

(1)                                 shares, or securities convertible into or exercisable for any shares, of Common Stock issued upon conversion of shares of Preferred Stock, or as a dividend or distribution on Preferred Stock;

(2)                                 shares, or securities convertible into or exercisable for any shares, of Common Stock issued as a dividend, stock split or other distribution on Common Stock;

(3)                                 shares, or securities convertible into or exercisable for shares, issued (1) in connection with acquisition transactions, (2) to financial institutions, lessors or other lenders in connection with commercial credit arrangements, equipment financings or the like; (3) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships; or (4) to suppliers or vendors in connection with the provision of goods and services which, in each case, are approved by the Company’s Board of Directors, including a majority of the Preferred Directors, and are primarily for purposes other than equity financing;

(4)                                 shares of Common Stock issued or issuable to employees, consultants, advisors, directors or other service providers of the Company (i) under the Company’s 2010 Stock Plan or under the Company’s 2015 Equity Incentive Plan with the approval of the Board of Directors or compensation committee thereof; or (ii) or under other plans, agreements or arrangements with the approval of the Board of Directors, including the affirmative vote of a majority of the Preferred Directors;

(5)                                 shares of Common Stock or Preferred Stock issuable upon exercise of options, warrants or other convertible securities outstanding as of the date hereof;

(6)                                 shares of Common Stock issued in a Qualified IPO;

(7)                                 shares of Series C Preferred Stock issued pursuant to the Purchase Agreement; and

(8)                                 shares, or securities convertible into or exercisable for any shares, of Common Stock which are deemed, retroactively or prospectively, not to be subject to the right of first offer set forth in this Section 2.3 by the affirmative vote or consent of the holders of a majority of the then outstanding shares of Common Stock issued or issuable upon conversion of Preferred Stock held by the Major Investors.

(e)                                  In the event that the rights of a Major Investor to purchase Shares under this Section 2.3 are waived pursuant to Section 3.4 or made inapplicable under Section 2.3(d)(8) with respect to a particular offering of Shares without such Major Investor’s prior written consent (a “Waived Investor”) and any Major Investor that participated in waiving or making inapplicable such rights actually purchases Shares in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such Shares as the highest percentage of any such purchasing Major Investor.

2.4                               Additional Covenants

(a)                                 D&O Insurance.  The Company shall maintain at least so long as at least one Preferred Director is on the board of directors, director’s and officer’s insurance in amounts customary for companies similarly situated to the Company and reasonably acceptable to a majority of the Preferred Directors.

(b)                                 Key Person Insurance.  The Company will maintain (so long as they continue to be employed by the Company) key person life insurance on Jeff Green and David Pickles in amounts approved by the Board of Directors including a majority of the Preferred Directors, with the Company being named the beneficiary thereunder.

(c)                                  Board Meetings; Reimbursement of Directors; Committees.

(i)                                     The Company shall hold regular meetings of the Board of Directors or as reasonably requested by any Preferred Director.  The Company shall reimburse the Preferred Directors and the Board Observers specified in Section 2.6 herein for out of pocket travel costs for meetings of the Company’s Board of Directors, any committee thereof and other reasonable Company-related travel expenses.

(ii)                                  In the event that the Board of Directors establishes any committee (including without limitation any compensation or audit committee), each of the Preferred Directors shall be entitled in such Person’s discretion to be a member of the Board committee.

(d)                                 Employee Agreements.  The Company will cause each current and future officer and employee to into a non-disclosure, non-solicitation and proprietary rights assignment agreement, in its current form or another form reasonably acceptable to the Board of Directors, including a majority of the Preferred Directors.  The Company agrees that it will not, without the consent of the Board of Directors, including a majority of the Preferred Directors, terminate, amend or waive any rights under any inventions, confidentiality or restricted stock agreement between the Company and any employee.

(e)                                  Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

(f)                                   Matters Requiring Preferred Director Approval.  So long as the holders Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

(i)                                     make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(ii)                                  make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(iii)                               guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iv)                              make any investment inconsistent with any investment policy approved by the Board of Directors;

(v)                                 incur any aggregate indebtedness in excess of $2,000,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(vi)                              otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement and the Purchase Agreement; transactions resulting in payments to or by the Company in an aggregate amount less than $250,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(vii)                           hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(viii)                        change the principal business of the Company, enter new lines of business, or exit the current line of business;

(ix)                              sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(x)                                 enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $1,000,000.

(g)                               Employee Stock.  Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, and except as set forth in the Founder Stock Vesting Agreements dated as of March 5, 2010, all employees, officers or consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four year period, with the first twenty-five percent (25%) of such shares vesting following twelve months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six months (or an alternative vesting schedule approved by the Board of Directors does not result at any given time in a higher vesting percentage), (ii) a market stand-off provision substantially similar to that in Section 1.13; (iii) a “right of first refusal” on transfers until the Company’s Qualified IPO; and (iv) the right to repurchase unvested shares at cost upon termination of employment or service of a holder of restricted stock.  Additionally, unless approved by the Board of Directors including a majority of the Preferred Directors, there shall be no acceleration of vesting of options or termination of repurchase rights in respect of restricted stock held by existing or new employees (not including the Founders) upon termination of employment except, if the Board of Directors so agrees, for “double trigger” acceleration upon termination of the employee following a sale of the Company.

2.5                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company or for the benefit of the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals and representative to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) subject to receipt of the Company’s prior written consent (not to be unreasonably withheld), to any prospective purchaser of any Registrable Securities that is not a competitor of the Company from such Investor, if such prospective purchaser agrees in writing for the benefit of the Company to be bound by the provisions of this Section 2.5; (iii) to any Affiliated Fund, partner (and partners of such partner), member, stockholder, affiliate, or wholly owned subsidiary of such Investor in the ordinary course of business (provided that such Persons shall be otherwise bound by an obligation of confidentiality); or (iv) as may otherwise be required by law. Notwithstanding the foregoing, in the case of any Wellington Investor, such Wellington Investor may identify the Company and the value of such Wellington Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies and respond to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company.

2.6                               Board Observers

(a)                                 Revel Partners.  As long as Revel Venture Fund I, LP and its affiliates (“Revel”) continues to own at least 1,814,350 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Revel, reasonably satisfactory to the Board of Directors (it being acknowledged that Joseph Apprendi and Thomas Falk are each deemed to be satisfactory) to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company, as reasonably determined in good faith by the Board of Directors.

(b)                                 Hermes.  As long as Highwind S.a.r.l (“Hermes”) and its affiliates continues to own at least 2,250,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Hermes, to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company, as reasonably determined in good faith by the Board of Directors.  The Company hereby acknowledges Hermes and its affiliated advisors and funds are professional investment managers and/or funds, and as such, invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as conducted or proposed to be conducted). Neither Hermes, nor its affiliates (including affiliated advisors and funds) shall be deemed a competitor based on (i) the investment by Hermes or any affiliated fund in any entity competitive to the Company, or (ii) actions taken by any advisor, partner, officer or other representative of Hermes or any affiliated fund to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise.

2.7                               Termination of Covenants.

(a)                                 The covenants set forth in Sections 2.1 through Section 2.6 shall terminate and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b)                                 The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.6(a) above.

3.                                      Miscellaneous

3.1                               Termination.  This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Certificate of Incorporation (including a Liquidation Transaction, as that term is defined therein), as such Certificate of Incorporation may be further amended from time to time; provided, however, that with respect to a Liquidation Transaction, the covenants set forth in Sections 2.1 and 2.2 shall only terminate if the consideration received by the Holders in such Liquidation Transaction is in the form of cash and/or publicly traded securities unless the Holders receive financial information and inspection rights from the acquiring company or other successor to the Company comparable to those set forth in Sections 2.1 and 2.2.

3.2                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  Without limiting the foregoing, upon the effectiveness of this Agreement, that certain Non-Disclosure Agreement, dated as of January 15, 2016, between the Company and Wellington (the “NDA”) shall terminate and be of no further force or effect and shall be superseded and replaced in its entirety by the confidentiality provisions of this Agreement; provided, however, that the last paragraph of Section 2 of the NDA shall survive for the term of this Agreement with respect to confidential information described in Section 2.5.

3.3                               Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4                               Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Requisite Holders; provided, however that (i) Sections 2.1, 2.2 or 2.3 may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities held by the Major Investors; (ii) any amendment or waiver which would adversely affect the rights of a Founder with respect to the Founder’s Stock in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder shall also require the consent of the holders of a majority of the Founder’s Common Stock; (iii) so long as Revel has rights under Section 2.6 such rights may not be amended, waived or terminated without the consent of Revel; (iv) so long as Hermes has rights under Section 2.6 such rights may not be amended, waived or terminated without the consent of Hermes; and (v) Sections 1.13, 2.1, 2.2 and 3.1 shall not be amended or waived in a manner that adversely affects the Wellington Investors in any material respect, without the prior written consent of the Wellington Investors holding a majority of the Registrable Securities held by all Wellington Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5                               Notices.  All notices or other communications required or permitted hereunder shall be in writing and faxed, emailed, mailed or delivered to each party as follows only at the address, facsimile number or email address set forth on the signature page or exhibits hereto, or at such other address, number or email address as such party shall have furnished in writing.  All notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered Personally, (iii) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing; or (v) four days after being deposited in the US mail, first class with postage prepaid.

3.6                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7                               Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its principles of conflicts of laws.

3.8                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile, email, or other electronic delivery of signature.

3.9                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10                        Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated Persons or Affiliated Funds shall be aggregated together for the purpose of determining the availability of any rights under this Agreement (provided that no shares shall be attributed to more than one Person within any such group of affiliated Persons).

3.11                        Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party including, without limitation, all reasonable attorneys’ fees.

3.12                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

3.13                        Effect on Prior Agreement.  Upon the execution and delivery of this Agreement by the Company, the Requisite Holders (as that term is defined in the Prior Agreement) and the Major Investors holding a majority of the Registrable Securities held by the Major Investors (as those terms are defined in the Prior Agreement), the Prior Agreement shall automatically terminate and be of no further force and effect and shall be deemed amended and restated in its entirety as set forth in this Agreement.

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

The Trade Desk, Inc.

/s/ Jeff Green
Jeff Green, Chief Executive Officer

FOUNDERS:

/s/ Jeff Green
Jeff Green

/s/ David Pickles
David Pickles

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Robert Perdue
Robert Perdue

/s/ Brian Stempeck
Brian Stempeck

Green Irrevocable Trust of 2015

By:	/s/ Jeffrey T. Green
Name: Jeffrey T. Green
Title: Trustee

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Highwind S.a.r.l.

/s/ Francisco Felix Rodriguez

By:	Francisco Felix Rodriguez	Tital S.à.r.l.

Its:	Class B Manager	Class A Manager

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FOUNDER COLLECTIVE, L.P.

By:	Founder Collective GP, LLC., its general partner

By:	/s/
Title: Managing Member

FOUNDER COLLECTIVE ENTREPRENEURS’ FUND, LLC

By:	Founder Collective GP, LLC, its Managing Member

By:	/s/
Title: Managing Member

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

IA VENTURE STRATEGIES FUND I, LP

By: IA Venture Partners, LLC, its General Partner

By:	/s/ Roger Ehrenberg
Name:	Roger Ehrenberg
Title:	Manager

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Revel Venture Fund I, LP
By: Revel Partners, LLC, its management company

/s/

By:

Its:

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Global Multi-Strategy Fund

By: Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Hadley Harbor Master Investors (Cayman) L.P.

By: Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Hartford Global Capital Appreciation Fund

By: Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

The Hartford Capital Appreciation Fund

By: Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

The Hartford Growth Opportunities Fund

By: Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Leader Equity LLC

By: Leader Ventures LLC
its Investment Manager

By:	/s/ Patrick L. Gordan
Name:	Patrick L. Gordan
Title:	Managing Director

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Leader Ventures LLC

By:	/s/ Patrick L. Gordan
Name:	Patrick L. Gordan
Title:	Managing Director

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

John K. Tsui Trust Dated October 16, 1985

By:	/s/
Name:
Title:

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Oster Family Revocable Trust

By:	/s/ Robert Oster
Name:	Robert Oster
Title:	Trustee

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

William E. Vieth

/s/ William Vieth

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Timothy P. Vieth

/s/ Timothy Vieth

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS (CONT’D):

Amy Tsui Luke 1996 Family Trust

By:	/s/ John K. Tsui
Name:	John K. Tsui
Title:	Trustee

Signature Page to Trade Desk Second A&R Investors’ Rights Agreement

EXHIBIT A TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS AND FOUNDERS

Founders

Jeff Green

David Pickles

Robert Perdue

Brian Stempeck

Green Irrevocable Trust of 2015

Gerard V. Lyons

Investors

Founder Collective, L.P. 1 Mifflin Place Suite 300 Cambridge MA 02138	The Jean Frazier Evans Trust c/o Scott S Hammond, Custodian PO Box 258 Bar Harbor, ME 04609

Founder Collective Entrepreneurs’ Fund, LLC 1 Mifflin Place Suite 300 Cambridge MA 02138	Gerard Neumann c/o Catalyst Group, Inc. 345 Seventh Ave, 11th Floor New York, NY 10001

IA Venture Strategies Fund I, LP 156 Fifth Avenue Suite 1119 New York, NY 10010	The Joshua Stylman Trust 2008

Paul Olliver

eValue AG Kennedydamm 1 40476 Dusseldorf	SV Angel II-Q LP 588 Sutter Street, #299 San Francisco, CA 94102 Attn: Robert Pollak, General Partner

Joe Apprendi	Revel Venture Partners I, LP 229 West 43rd Street, 8th Floor New York, NY 10036

Investors

Chris Young	Morgan Family Trust dated February 1, 2007
c/o Steven R. Pines, CPA
2001 Wilshire Boulevard, Suite 250
Santa Monica, CA 90403

Charles B Young	Kim Reed Perell

Wendy Giles	Double M Partners, LP
11812 San Vicente Blvd
Suite 510
Los Angeles, CA 90049

Ian Donald Cormack	Entrepreneurs Investment Fund I, LP

Jesse Chenard	Kortschak Investments, L.P.

Jonty Kelt	Highwind S.a.r.l.
75, Parc d’Activités, L-8308 Capellen
Luxembourg

Pro-Active Consulting LLC	Eastward Investors, LLC
99 Sunnyside Blvd., Suite 101	432 Cherry Street
Woodbury, NY 11797	West Newton, MA 02465

Robert Boynton	Hubertus Spierings

Aitken Investments Limited	Clark W. Landry
260 Queen Street West
4th Floor
Toronto, Ontario, Canada
M5V1Z8
Global Multi-Strategy Fund
Hadley Harbor Master Investors (Cayman) L.P.
Hartford Global Capital Appreciation Fund
The Hartford Capital Appreciation Fund
The Hartford Growth Opportunities Fund
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department
280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699
Email address: seclaw@wellington.com

Leader Equity LLC
600 Hansen Way, Suite 200
Palo Alto, CA 94304
650.854.1800
finance@leaderventures.com

Leader Ventures LLC
600 Hansen Way, Suite 200
Palo Alto, CA 94304
650.854.1800
finance@leaderventures.com

John K. Tsui Trust Dated October 16, 1985
999 Bishop Street, Suite 805
Honolulu, HI 96813

Oster Family Revocable Trust
3000 Sand Hill Rd, #3-210
Menlo Park, CA 94025

William E. Vieth

Timothy P. and Jill S. Vieth

Amy Tsui Luke 1996 Family Trust
999 Bishop Street, Suite 805
Honolulu, HI 96813